EXHIBIT 23.1

Green & Company, CPAs
A PCAOB Registered Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of CHEETAH ENTERPRISES, INC. of our report dated March 16, 2015 relating to the financial statements of CHEETAH ENTERPRISES, INC., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Green & Company, CPAs
Green & Company, CPAs
Temple Terrace, FL
March 27, 2015